UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

345 Allerton Ave.

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On September 9, 2026, Profusa, Inc. (the “Company”) received a letter (the “Compliance Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has demonstrated compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”, and together with the Bid Price Rule, the “Listing Rules”).

The Compliance Determination Letter further informed the Company that, pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a one-year Mandatory Panel Monitor (the “Monitoring Period”). During the Monitoring Period, if the Listing Qualifications Department of Nasdaq finds the Company again out of compliance with the Equity Rule, then, notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to provide the Listing Qualifications Department with a plan of compliance with respect to such deficiency and the Listing Qualifications Department will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded a cure or compliance period pursuant to Nasdaq Listing Rule 5810(c)(3). Rather, the Listing Qualifications Department will promptly issue a Staff Delisting Determination. The Company may, at that time, appeal the Staff Delisting Determination pursuant to the procedures set forth in Nasdaq Listing Rule 5815.

The Company intends to continue to monitor its compliance with all applicable Nasdaq continued listing requirements.

Forward-Looking Statements. This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s ability to maintain compliance with Nasdaq listing standards, the Company’s plans to monitor its continued compliance, and the potential consequences of non-compliance during the Mandatory Panel Monitor period. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2026	Profusa, Inc.

	By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Chief Executive Officer

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